Exhibit 10.1

Rackable Systems, Inc.

RETENTION AGREEMENT

This Retention Agreement (this “Agreement”), effective as of the date of the last signature on the signature page hereof (the “Effective Date”), is executed by and between Rackable Systems, Inc., a Delaware corporation (the “Company”), and Giovanni Coglitore (the “Executive”). The Company and the Executive are each individually referred to in this Agreement as a “Party” and are collectively referred to in this Agreement as the “Parties.”

Recitals

A. The Executive and the Company are parties to an Employment Agreement, dated December 23, 2002, as amended effective November 16, 2005 (as so amended, the “Employment Agreement”), and a Retention Bonus Agreement, dated September 12, 2006, as amended effective January 9, 2007 as so amended, the “Bonus Agreement”). The Employment Agreement outlines the general terms of employment for the Executive, and the Bonus Agreement provides for a bonus to be paid to the Executive in the event of a change in control of the Company.

B. The Parties desire to enter into this Agreement, which shall be in addition to, and shall not amend or modify in any way the provisions of, the Employment Agreement or the Bonus Agreement.

C. The Company wishes to incentivize the Executive to remain with the Company and use his best efforts to assist the Company in connection with the conduct of the Company’s business.

Agreement

In consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1.  Certain Definitions.

1.1  Affiliate. Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another Person. For purposes hereof, “control” means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of another Person.

1.2  Board. The Board of Directors of the Company.

1.3  Code. The Internal Revenue Code of 1986, as amended.

1.4  Entity. A corporation, partnership, limited liability company or other entity.

1.5  Involuntary Termination With Cause. A termination by the Company or any of its Subsidiaries of the Executive’s employment relationship with the Company or any of its Subsidiaries for any of the following reasons:

(a)  the Executive’s willfull refusal to perform in any material respect the Executive’s duties or responsibilities for the Company or any of its Subsidiaries or his willful disregard in any material respect of any lawful written financial or budgetary limitations established in good faith by the Board, provided the Board provides him with written notice of such refusal or disregard and provides the Executive with thirty (30) days to cure such refusal or disregard, and the Executive fails to cure such refusal or disregard within such thirty (30) days;

(b)  the Executive’s willful misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or any of its Subsidiaries, including, but not limited to, misappropriation or conversion of assets of the Company or any of its Subsidiaries (other than non-material assets), provided the Board provides him with written notice of such misconduct and provides the Executive with thirty (30) days to cure such misconduct, and the Executive fails to cure such misconduct within such thirty (30) days; or

(c)  the Executive’s conviction or plea of nolo contendre to a crime of moral turpitude causing material and demonstrable injury to the Company or otherwise demonstrating unfitness to serve as an officer of the Company or conviction of or entry of a plea of nolo contendere to a felony.

No act or failure by the Executive shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or any of its Affiliates. For the avoidance of doubt, a termination of employment of the Executive due to death or disability shall not qualify as an Involuntary Termination With Cause.

1.6  Own, Owned, Owner, Ownership. A Person shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, is the beneficial owner of such securities. For example, a holder of stock of a corporation (the “direct corporation”) is deemed to Own such stock and to Own a pro rata portion (based on relative holdings of the stock of the direct corporation) of any stock of any other corporation Owned by the direct corporation.

1.7  Person. An individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

1.8  Resignation for Good Reason. The Executive shall be deemed to have resigned with “Good Reason” if he resigns after any of the following actions are taken without his written consent: (x) the reduction of the Executive’s cash compensation by more than 10%; (y) a material change in the Executive’s job title, reporting structure, duties, or authority; or (z) the relocation of the Executive’s principal place of work by 30 or more miles.

1.9  Subsidiary. With respect to the Company, (A) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (B) any Entity other than a corporation in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

2.  Retention Bonus.

2.1  Cash Payment. The Company shall make a cash payment to the Executive in an amount equal to $250,000 (less required deductions and withholdings) on each of December 31, 2007, December 31, 2008, December 31, 2009, and December 31, 2010 (each such date, a “Retention Bonus Date”), for a total of $1,000,000 (each such bonus payment on a Retention Bonus Date, a “Retention Bonus Payment”); provided, however, that:

(a)  if the Executive’s employment with the Company is terminated as a result of either an Involuntary Termination With Cause or the Executive’s resignation of employment other than a Resignation for Good Reason, then no Retention Bonus Payment will be made relating to any Retention Bonus Date following the date of such termination of employment; and

(b)  if the Executive’s employment with the Company is terminated other than as a result of an event set forth in Section 2.1(a), then the Retention Bonus Payment for the next succeeding Retention Bonus Date shall be $250,000 multiplied by the fraction obtained by dividing the number of calendar days transpired from the last Retention Bonus Date to the date of termination of the Executive’s employment divided by 365, and no Retention Bonus Payments will be made relating to any Retention Bonus Dates thereafter; provided, however, that prior to receipt of any payment pursuant to this Section 2.1(b), the Executive must sign, date, return to the Company, and allow to become effective, a general release of all known and unknown claims in a form satisfactory to the Company.

2.2  Time of Payment and Form Of Benefits.

(a)  Except as otherwise provided herein, the payment of a Retention Bonus Payment shall be paid in a lump-sum payment, subject to applicable withholding, on the applicable Retention Bonus Date or within five (5) business days thereafter (or, if payment is made pursuant to Section 2.1(b), within five (5) business days after the date after termination of employment upon which all of the requirements with respect to the general release described in Section 2.1(b) are met), and shall otherwise be made in accordance with and subject to the Company’s normal payroll practices.

(b)  If the Company determines that any cash benefit provided under Section 2.1 fails to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. (It is the intention of the preceding sentence to apply the short-term deferral provisions of Section 409A of the Code, and the regulations and other guidance thereunder, to such payments and benefits. The payment schedule as revised after the application of such preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, if there is no Revised Payment Schedule that would avoid the application of Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to the original payment schedule or a Revised Payment Schedule and instead the payment of such benefits shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code. The Company may attach conditions to or adjust the amounts paid pursuant to this Section 2.2 to preserve, as closely as possible, the economic consequences that would have applied in the absence of Section 409A of the Code; provided, however, that no such condition shall result in the payments being subject to Section 409A(a)(1) of the Code.

2.3  Withholding. All payments under this Agreement will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state and local income and employment taxes.

3.  Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed by first class mail (return receipt requested), or sent by overnight courier service, to the recipient at the address indicated below:

Notices to the Executive:

To the Executive’s home address then on the records of the Company

Notices to the Company:

Rackable Systems, Inc.
1933 Milmont Drive
Milpitas, CA 95035
Facsimile: (408) 321-0293
Attention: Chief Executive Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

4.  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision; provided that such provision shall be construed to give effect to the parties intent of such provision to the maximum extent permitted by applicable law.

5.  Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, this Agreement does not supersede or preempt any provisions of the Employment Agreement or the Bonus Agreement.

6.  No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

7.  Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

8.  Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

9.  Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive, the Company and their respective heirs, successors and assigns, except that the Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. It is hereby expressly agreed that the Affiliates of the Company are intended to be third-party beneficiaries to this Agreement, and are entitled to enforce the rights and remedies of the Company hereunder.

10.  Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

11.  Amendments, Waivers, and Termination. This Agreement will terminate, and be of no further force and effect, on the date following the date of the payment of the last Retention Bonus Payment payable pursuant to the terms of Section 2.1 hereof. As of any particular time, any term of this Agreement may be amended, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), or this Agreement may be earlier terminated, in each case only with the written consent of the Company and the Executive. Any amendment, waiver, or termination executed in accordance with this Section 11 will be binding upon the Executive, the Company, the Company’s successors-in-interest, and any person claiming for or on behalf of the Executive or the Company. The foregoing not withstanding, the provisions of Sections 10 and 13 shall survive any termination of the Agreement

12.  Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

13.  Dispute Resolution. Other than with respect to suits for injunctive or other equitable relief, any dispute under this Agreement shall be resolved by instituting, after thirty (30) days written notice to the other party, an arbitration to be conducted in San Francisco, California in accordance with the Commercial Arbitration Rules (except as modified below) of the American Arbitration Association and with the Expedited Procedures thereof (collectively, the “Rules”). Each of the parties hereto agrees that such arbitration shall be conducted by a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by the Executive and one of whom is mutually agreeable to the arbitrators selected by the Company and the Executive; provided that such arbitrators shall each be a retired judge or other qualified person with relevant experience in deciding cases concerning the matter which is the subject of the dispute. The arbitrators shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. In rendering such decision, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement and shall make their determinations in accordance therewith. Any award rendered by the arbitrators shall be final, binding and sole and exclusive with respect to the subject matter thereof and judgment may be entered on it in any court of competent jurisdiction. The losing party shall pay the fees and expenses of both parties and the arbitrators, and the arbitrators shall resolve any fee disputes.

14.  No Implied Employment Contract. This Agreement shall not be deemed (i) to give the Executive any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge the Executive at any time, with or without cause, which right is hereby reserved.

15.  Effectiveness. This Agreement is effective upon the execution and delivery of this Agreement by the Company and the Executive.

THE COMPANY:

RACKABLE SYSTEMS, INC.

By:        /s/ Thomas K. Barton
Name:  Thomas K. Barton
Its:       Chief Executive Officer
Date:    January 9, 2007

THE EXECUTIVE:

/s/ Giovanni Coglitore
Giovanni Coglitore
Date: January 9, 2007